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                                                                    EXHIBIT 99.4

PROXY

                              CLASS B COMMON STOCK

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                               OLSTEN CORPORATION

     The undersigned hereby appoints Frank N. Liguori, Stuart Olsten and Laurin
L. Laderoute, Jr., jointly and severally, as proxies, with full power of substitution, to represent the undersigned and vote all shares of Class B Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905 on June 26, 1996 at 10:00 a.m. and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

       CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.

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
   PLEASE MARK      ------
  YOUR VOTES AS        X
  INDICATED IN
  THIS EXAMPLE.     ------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                                                                        FOR     AGAINST   ABSTAIN
1. To approve the issuance of shares of the Company's Class B Common Stock, par value $.10 per share
   ("Class B Stock"), and the issuance of shares of the Company's Common Stock, par value $.10 per      ----      ----     ----
   share, upon conversion of such shares of Class B Stock, in connection with an Amended and Restated
   Agreement and Plan of Merger, dated as of May 1, 1996, by and among the Company, QHR Acquisition     ----      ----     ----
   Corp., a wholly-owned subsidiary of the Company and Quantum Health Resources, Inc.
2. In their discretion, upon such other matters as may properly come before the meeting.

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SIGNATURE(S)  DATED  ______________________ , 1996

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, ETC., PLEASE SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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